Exhibit 4.4

SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into on September 11, 2020 by and among:

(1)	Yatsen Holding Limited, an exempted company incorporated under the laws of the Cayman Islands (the “Company”);

(2)	Yatsen (HK) Limited, a limited liability company incorporated under the laws of Hong Kong Special Administrative Region of China (the “HK Company”);

(3)	each person listed on Schedule I-A (the “Principal PRC Companies” and each, a “Principal PRC Company”);

(4)

the persons and their respective holding companies listed on Schedule I-B-1 hereto (such individuals, the “Founders”, and each, a “Founder”; and such entities, the “Founder Holdcos”, and each, a “Founder Holdco”, the Founders and the Founder Holdcos, the “Key Holders”, and each, a “Key Holder”);

(5)	the persons listed on Schedule I-B-2 hereto (the “Employees Holdcos”, and each, a “Employees Holdco”);

(6)	Yellow Bee Limited, a limited liability company incorporated under the laws of British Virgin Islands (the “Yellow Bee”);

(7)

the persons listed on Schedule I-C-1 hereto (for so long as such party holds any issued and outstanding Series Seed Preferred Share (as defined below), the “Series Seed Investors”, and each, a “Series Seed Investor”);

(8)	the person listed on Schedule I-C-2 hereto (for so long as such party holds any issued and outstanding Series A-1 Preferred Share (as defined below), the “Series A-1 Investor”);

(9)

the persons listed on Schedule I-C-3 hereto (for so long as such party holds any issued and outstanding Series A-2 Preferred Share (as defined below), the “Series A-2 Investors”, and each, a “Series A-2 Investor”);

(10)

the persons listed on Schedule I-C-4 hereto (for so long as such party holds any issued and outstanding Series B-1 Preferred Share (as defined below), the “Series B-1 Investors”, and each, a “Series B-1 Investor”);

(11)

the persons listed on Schedule I-C-5 hereto (for so long as such party holds any issued and outstanding Series B-2 Preferred Share (as defined below), the “Series B-2 Investors”, and each, a “Series B-2 Investor”);

(12)	the person listed on Schedule I-C-6 hereto (for so long as such party holds any issued and outstanding Series B-3 Preferred Share (as defined below), the “Series B-3 Investor”);

(13)

the persons listed on Schedule I-C-7 hereto (for so long as such party holds any issued and outstanding Series B-3+ Preferred Share (as defined below), the “Series B-3+ Investors”, and each, a “Series B-3+ Investor”; together with Series B-1 Investors, Series B-2 Investors and Series B-3 Investor, the “Series B Investors”, and each, a “Series B Investor”);

(14)

the persons listed on Schedule I-C-8 hereto (for so long as such party holds any issued and outstanding Series C Preferred Share (as defined below), the “Series C Investors”, and each, a “Series C Investor”);

(15)

the persons listed on Schedule I-C-9 hereto (for so long as such party holds any issued and outstanding Series D Preferred Share (as defined below), the “Series D Investors”, and each, a “Series D Investor”); and

(16)

the persons listed on Schedule I-C-10 hereto (for so long as such party holds any issued and outstanding Series E Preferred Share (as defined below), the “Series E Investors”, and each, a “Series E Investor”; the Series E Investors, together with the Series Seed Investors, the Series A-1 Investor, the Series A-2 Investors, the Series B Investors, the Series C Investors, and the Series D Investors, the “Investors” and each, an “Investor”).

The parties mentioned in (1) to (15) above are hereinafter collectively referred to as the “Parties”, and each, a “Party”.

The Company and any Persons Controlled by it are hereinafter collectively referred to as the “Group Companies”, and each, a “Group Company”. For the avoidance of doubt, Zhen Partners Fund IV, L.P. (together with Zhen Fund COV LLC, “Zhen Fund”) shall be deemed (i) as a Series Seed Investor solely with respect to the Series Seed Preferred Shares held by it, (ii) as a Series A-1 Investor solely with respect to the Series A-1 Preferred Shares held by it, (iii) as a Series A-2 Investor solely with respect to the Series A-2 Preferred Shares held by it, and (iv) as a Series B-2 Investor solely with respect to the Series B-2 Preferred Shares held by it. United Aspect Limited shall be deemed (i) as a Series A-2 Investor solely with respect to the Series A-2 Preferred Shares held by it, and (ii) as a Series B-2 Investor solely with respect to the Series B-2 Preferred Shares held by it. United Strength York Limited (together with United Aspect Limited, “Hony Capital”) shall be deemed (i) as a Series Seed Investor solely with respect to the Series Seed Preferred Shares held by it, and (ii) as a Series E Investor solely with respect to the Series E Preferred Shares held by it. Banyan Partners Fund III, L.P. shall be deemed (i) as a Series B-1 Investor solely with respect to the Series B-1 Preferred Shares held by it, (ii) as a Series B-2 Investor solely with respect to the Series B-2 Preferred Shares held by it, (iii) as a Series B-3+ Investor solely with respect to the Series B-3+ Preferred Shares held by it, (iv) as a Series C Investor solely with respect to the Series C Preferred Shares held by it, and (v) as a Series D Investor solely with respect to the Series D Preferred Shares held by it. Banyan Partners Fund III-A, L.P. shall be deemed (i) as a Series B-1 Investor solely with respect to the Series B-1 Preferred Shares held by it, (ii) as a Series B-2 Investor solely with respect to the Series B-2 Preferred Shares held by it, (iii) as a Series B-3+ Investor solely with respect to the Series B-3+ Preferred Shares held by it, (iv) as a Series C Investor solely with respect to the Series C Preferred Shares held by it, and (v) as a Series D Investor solely with respect to the Series D Preferred Shares held by it. HH SPR-XIII Holdings Limited (together with HH PDI Holdings Limited, HH SUM XXXIVV Holdings Limited and HH SUM XXXVIII Holdings Limited, “Hillhouse”) shall be deemed (i) as a Series B-3 Investor solely with respect to the Series B-3 Preferred Shares held by it, and (ii) as a Series B-3+ Investor solely with respect to the Series B-3+ Preferred Shares held by it. HH PDI Holdings Limited shall be deemed (i) as a Series Seed Investor solely with respect to the Series Seed Preferred Shares held by it, (ii) as a Series C Investor solely with respect to the Series C Preferred Shares held by it, and (iii) as a Series D Investor solely with respect to the Series D Preferred Shares held by it. Yellow Bee shall for all purposes not be deemed as a Founder Holdco, Key Holder or any other form of Affiliates of the Founders, despite any equity securities in the Yellow Bee held by HUANG Jinfeng. Yellow Bee shall be deemed (i) as a Series Seed Investor solely with respect to the Series Seed Preferred Shares held by it, and (ii) as a Series C Investor solely with respect to the Series C Preferred Shares held by it. CMC Pandora Holdings Limited (“CMC”) shall be deemed (i) as a Series Seed Investor solely with respect to the Series Seed Preferred Shares held by it, (ii) as a Series A-2 Investor solely with respect to the Series A-2 Preferred Shares held by it, (iii) as a Series C Investor solely with respect to the Series C Preferred Shares held by it, and (iv) as a Series E Investor solely with respect to the Series E Preferred Shares held by it. Internet Fund V Pte. Ltd. (“Tiger”) shall be deemed (i) as a Series Seed Investor solely with respect to the Series Seed Preferred Shares held by it, (ii) as a Series A-2 Investor solely with respect to the Series A-2 Preferred Shares held by it, (iii) as a Series D Investor solely with respect to the Series D Preferred Shares held by it, and (iv) as a Series E Investor solely with respect to the Series E Preferred Shares held by it. Green Earth Company Limited (“Hopu”) shall be deemed (i) as a Series Seed Investor solely with respect to the Series Seed Preferred Shares held by it, (ii) as a Series A-2 Investor solely with respect to the Series A-2 Preferred Shares held by it, (iii) as a Series C Investor solely with respect to the Series C Preferred Shares held by it, (iv) as a Series D Investor solely with respect to the Series D Preferred Shares held by it, and (v) as a Series E Investor solely with respect to the Series E Preferred Shares held by it. Passion Marbles Limited (“Boyu”) shall be deemed (i) as a Series Seed Investor solely with respect to the Series Seed Preferred Shares held by it, (ii) as a Series A-2 Investor solely with respect to the Series A-2 Preferred Shares held by it, (iii) as a Series D Investor solely with respect to the Series D Preferred Shares held by it, and (iv) as a Series E Investor solely with respect to the Series E Preferred Shares held by it. VMG Partners IV, L.P. shall be deemed (i) as a Series C Investor solely with respect to the Series C Preferred Shares held by it, and (ii) as a Series D Investor solely with respect to the Series D Preferred Shares held by it. VMG Partners Mentors Circle IV, L.P. shall be deemed (i) as a Series C Investor solely with respect to the Series C Preferred Shares held by it, and (ii) as a Series D Investor solely with respect to the Series D Preferred Shares held by it. LFC Investment Hong Kong Limited (“Longhu”) shall be deemed (i) as a Series Seed Investor solely with respect to the Series Seed Preferred Shares held by it, (ii) as a Series D Investor solely with respect to the Series D Preferred Shares held by it, and (iii) as a Series E Investor solely with respect to the Series E Preferred Shares held by it. Bowenite Gem Investments Ltd (“WP”) shall be deemed (i) as a Series Seed Investor solely with respect to the Series Seed Preferred Shares held by it, and (ii) as a Series E Investor solely with respect to the Series E Preferred Shares held by it. CGI IX Investments (“Carlyle”) shall be deemed (i) as a Series Seed Investor solely with respect to the Series Seed Preferred Shares held by it, and (ii) as a Series E Investor solely with respect to the Series E Preferred Shares held by it. Each of Loyal Valley Capital Advantage Fund II LP, LVC Beauty LP and Golden Valley Global Limited (together with Loyal Valley Capital Advantage Fund II LP and LVC Beauty LP, “LVC”) shall be deemed (i) as a Series Seed Investor solely with respect to the Series Seed Preferred Shares held by it, and (ii) as a Series E Investor solely with respect to the Series E Preferred Shares held by it. Perfect Key Global Limited (“Hupo”) shall be deemed (i) as a Series Seed Investor solely with respect to the Series Seed Preferred Shares held by it, and (ii) as a Series C Investor solely with respect to the Series C Preferred Shares held by it.

For the purposes of this Agreement, “Control”, with respect to a given Person, means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of fifty percent (50%) or more of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors or equivalent body of such Person. “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization.

RECITALS

A. The Company, the HK Company, the Principal PRC Companies, the Key Holders, certain Investors and other parties thereto are parties to that certain Share Purchase Agreements dated August 23, 2020 or September 11, 2020 (the “Purchase Agreements”).

B. Each Founder holds through his respective Founder Holdco certain ordinary shares, par value US$0.00001 each, of the Company (the “Ordinary Shares”). The Series Seed Investors hold certain series seed preferred shares, par value US$0.00001 each, of the Company (the “Series Seed Preferred Shares”). The Series A-1 Investor holds certain series A-1 preferred shares, par value US$0.00001 each, of the Company (the “Series A-1 Preferred Shares”). The Series A-2 Investors hold certain series A-2 preferred shares, par value US$0.00001 each, of the Company (the “Series A-2 Preferred Shares”, together with the Series A-1 Preferred Shares, the “Series A Preferred Shares”). The Series B-1 Investors hold certain series B-1 preferred shares, par value US$0.00001 each, of the Company (the “Series B-1 Preferred Shares”). The Series B-2 Investors hold certain series B-2 preferred shares, par value US$0.00001 each, of the Company (the “Series B-2 Preferred Shares”). The Series B-3 Investor holds certain series B-3 preferred shares, par value US$0.00001 each, of the Company (the “Series B-3 Preferred Shares”). The Series B-3+ Investors hold certain series B-3+ preferred shares, par value US$0.00001 each, of the Company (the “Series B-3+ Preferred Shares”, together with the Series B-1 Preferred Shares, the Series B-2 Preferred Shares and the Series B-3 Preferred Shares, the “Series B Preferred Shares”). The Series C Investors hold certain series C preferred shares, par value US$0.00001 each, of the Company (the “Series C Preferred Shares”). The Series D Investors hold certain series D preferred shares, par value US$0.00001 each, of the Company (the “Series D Preferred Shares”). The Series E Investors hold certain series E preferred shares, par value US$0.00001 each, of the Company (the “Series E Preferred Shares”; the Series E Preferred Shares together with the Series Seed Preferred Shares, Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, and the Series D Preferred Shares, the “Preferred Shares”; the Preferred Shares and the Ordinary Shares are collectively referred to as the “Shares”).

C. The Company, the HK Company, the relevant Group Companies, the Key Holders, the Series Seed Investors, the Series A-1 Investor, the Series A-2 Investors, the Series B Investors, the Series C Investors, the Series D Investors and other parties listed therein have entered into the Sixth Amended and Restated Shareholders Agreement dated July 29, 2020 (the “Prior Shareholders Agreement”).

D. The Purchase Agreements provide that the execution and delivery of this Agreement shall be a condition precedent to the consummation of the transactions contemplated thereunder.

E. The parties to the Prior Shareholders Agreement desire to amend and restate the Prior Shareholders Agreement in its entirety pursuant to the terms set forth in this Agreement, and the parties to the Prior Shareholders Agreement have agreed that the Prior Shareholders Agreement shall be of no further force and effect and further that the rights granted to the Parties hereto under this Agreement shall supersede the rights granted to such parties under the Prior Shareholders Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. INFORMATION RIGHTS; BOARD REPRESENTATION.

1.1 Information and Inspection Rights. The Company covenants and agrees that, commencing on the date of this Agreement, as long as any Investor holds no less than five percent (5%) of Ordinary Shares (on an as-converted basis) in the Company, the Company shall deliver, and shall cause the applicable Group Company wherever appropriate to deliver, to such Investor:

(a) unaudited monthly consolidated management accounts of the Group Companies within thirty (30) days after the end of each month;

(b) unaudited quarterly consolidated financial statements and management accounts of the Group Companies within forty-five (45) days after the end of each quarter;

(c) audited annual consolidated financial statements of the Group Companies, within one hundred and twenty (120) days after the end of each fiscal year, prepared by an accounting firm acceptable to the holders of more than fifty percent (50%) of the voting power of the then outstanding Preferred Shares (voting together as a single class and calculated on an as-converted basis) held by all holders of the Preferred Shares (the “Majority Preferred Holders”);

(d) an annual consolidated budget for the following fiscal year, no later than thirty (30) days prior to the end of each fiscal year;

(e) a shareholding structure chart of the Company certified by the CEO of the Company in the event of any change in the shareholding structure of the Company; and

(f) such other information concerning the Group Companies as such Investor may reasonably request (the above rights, the “Information Rights”).

The Company further covenants and agrees to deliver, and to cause the applicable Group Company wherever appropriate to deliver, to each Investor Director a quarterly report of the balance of the Group Companies issued by each bank with which any Group Company maintains a bank account within forty-five (45) days after the end of each quarter.

The annual consolidated financial statements, the unaudited quarterly consolidated financial statements and the unaudited monthly consolidated financial statements of the PRC Companies (as defined in the Purchase Agreement) shall be prepared in conformance with the International Financial Reporting Standards.

The Company further covenants and agrees that, as long as any Investor holds no less than five percent (5%) of Ordinary Shares (on an as-converted basis) in the Company, commencing on the date of this Agreement, such Investor shall have the right to inspect facilities, records and books of any Group Company or any subsidiary thereof at any time during regular working hours on reasonable prior notice to the Company, including the right to discuss the business, operation and conditions of the Group Companies with any Group Company’s directors, officers, employees, accountants, legal counsel and investment bankers (the above rights, the “Inspection Rights”); provided that such Investor shall hold in confidence and not use or disclose any confidential information provided to or learned by such Investor in connection with the exercise of the Inspection Rights.

The Information Rights and the Inspection Rights shall terminate upon the completion of the Company’s IPO.

1.2 Board Representation.

(a) The Company. The Company’s Eighth Amended and Restated Memorandum and Articles of Association (the “Restated Articles”) shall provide that the Company’s board of directors (the “Board”) shall consist of no more than fifteen (15) members, which number of members shall not be changed except pursuant to an amendment to the Restated Articles, of whom Zhen Fund shall have the right to appoint and remove one (1) director (the “Zhen Director”) as long as Zhen Fund holds no less than three percent (3%) Ordinary Shares in the Company (calculated on a fully diluted and an as-converted basis), Hony Capital shall have the right to appoint and remove one (1) director (the “Hony Director”) as long as Hony Capital holds no less than three percent (3%) Ordinary Shares in the Company (calculated on a fully diluted and an as-converted basis), Banyan Partners Fund III, L.P. and Banyan Partners Fund III-A, L.P. (together with Banyan Partners Fund III, L.P., “Banyan”) shall have the right to jointly appoint and remove one (1) director (the “Banyan Director”), Hillhouse shall have the right to appoint and remove one (1) director (the “Hillhouse Director”), CMC shall have the right to appoint and remove one (1) director (the “CMC Director”), Tiger shall have the right to appoint and remove one (1) director (the “Tiger Director”), Boyu shall have the right to appoint and remove one (1) director (the “Boyu Director”, together with the Zhen Director, the Hony Director, the Banyan Director, the Hillhouse Director, the CMC Director, and the Tiger Director, the “Investor Directors”, and each, an “Investor Director”), and Slumdunk Holding Limited shall have the right to appoint and remove eight (8) directors. Each of VMG, Hopu and, if the Company has not consummated an IPO within twelve (12) months from the date of Closing (as defined in the Purchase Agreement), each of WP and Carlyle, shall have the right to appoint an observer (collectively, the “Observers”, and each, an “Observer”) to the Board, to attend board meetings of the Company in a non-voting observer capacity. The Company shall provide the Observers copies of all notices, minutes and materials at the same time and in the same manner as the same are provided to the Directors. The Observers shall strictly maintain the confidentiality of any and all information obtained in connection with the rights stated herein and act in a fiduciary manner with respect to all information provided, and shall not use or disclose such information for any purpose at any time. Notwithstanding anything to the contrary contained herein or elsewhere, the Observers shall be entitled to passing along the information obtained in connection with the rights stated herein to, and discussing such matters with the officers, directors, legal counsel and/or professional advisers of, their respective appointing Investor to the extent necessary, in each case only where such persons or entities are under the same confidentiality obligations as the Observers. The Company shall reimburse the directors for all reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board. The Company shall indemnify the Investor Directors to the maximum extent permitted by applicable laws. Upon written request of an Investor having the right to appoint an Investor Director, the Company shall purchase director insurance for such Investor Director consistent with common practice in the same industry as the Principal Business (as defined in the Restated Articles) relates to.

(b) Other Group Companies. For so long as any Investor has the right to appoint, remove, replace and reappoint an Investor Director pursuant to the Section 1.2(a) above, upon request of the Majority Preferred Holders, subject to applicable laws, the applicable Group Company shall, and the Parties hereto shall, as soon as possible, cause such applicable Group Company to, (i) have a board of directors or similar governing body (the “Subsidiary Board”), (ii) ensure the authorized size of such Subsidiary Board at all times be the same authorized size as the Board, and (iii) follow the same nomination mechanism (including nomination of director(s) by the Investors to such Subsidiary Board), quorum and meeting requirements applicable to the Board.

2. REGISTRATION RIGHTS.

2.1 Applicability of Rights. The Holders (as defined below) shall be entitled to the following rights with respect to any potential public offering of the Company’s Ordinary Shares in the United States and shall be entitled to reasonably analogous or equivalent rights with respect to any other offering of the Company’s securities in any other jurisdiction pursuant to which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

2.2 Definitions. For purposes of this Section 2:

(a) Registration. The terms “register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement which is in a form which complies with, and is declared effective by the SEC (as defined below) in accordance with, the Securities Act (as defined below).

(b) Registrable Securities. The term “Registrable Securities” means: (1) any Ordinary Shares issued or issuable pursuant to conversion of any Preferred Shares, (2) any Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Preferred Shares, and (3) any Ordinary Shares owned or hereafter acquired by any Investor. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

(c) Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of Ordinary Shares that are Registrable Securities and are then issued and outstanding, issuable upon conversion of the Preferred Shares then issued and outstanding or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

(d) Holder. For purposes of this Section 2, the term “Holder” shall mean any person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement.

(e) Form F-3 and Form S-3. The term “Form F-3” shall mean such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC. The term “Form S-3” shall mean such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f) SEC. The term “SEC” shall mean the U.S. Securities and Exchange Commission.

(g) Registration Expenses. The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.3, 2.4 and 2.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of counsel for the Holders, “blue sky” fees and expenses and the expense of any special audits incidental to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(h) Selling Expenses. The term “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 2.3, 2.4 and 2.5 hereof.

(i) Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

(j) Securities Act. The term “Securities Act” shall mean the United States Securities Act of 1933, as amended and interpreted from time to time.

(k) For purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. law and the SEC, shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-U.S. jurisdiction.

2.3 Demand Registration.

(a) Request by Holders. If the Company shall, at any time after the earlier of (i) the fourth anniversary of the date hereof, or (ii) taking effect of a registration statement for the IPO, receive a written request from the Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act, then the Company shall, within ten (10) Business Days (as defined under the Purchase Agreements) of the receipt of such written request, give written notice of such request (the “Request Notice”) to all the Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.3; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2.3 or Section 2.5 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 2.4, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.4(a). For the purpose of this Agreement, “IPO” means an initial public offering of the Shares on an internationally recognized stock exchange (including the New York Stock Exchange, NASDAQ, Hong Kong Stock Exchange) or such other reputable stock exchange approved by the Board (including the affirmative votes of at least four (4) Investor Directors (the “Requisite Investor Directors”)).

(b) Underwriting. If the Holders initiating the registration request under this Section 2.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated to the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each such Holder requesting registration; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company or any subsidiary of the Company; provided further, that at least twenty-five percent (25%) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c) Maximum Number of Demand Registrations. The Company shall not be obligated to effect more than two (2) such registrations pursuant to this Section 2.3.

(d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting registration pursuant to this Section 2.3, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its shares during such twelve (12) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

2.4 Piggyback Registrations.

(a) The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2.3 or Section 2.5 of this Agreement or to any employee benefit plan or a corporate reorganization) and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b) Underwriting. If a registration statement under which the Company gives notice under this Section 2.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder, and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded, unless otherwise approved by the Holders of a majority of the Registrable Securities. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c) Not Demand Registration. Registration pursuant to this Section 2.4 shall not be deemed to be a demand registration as described in Section 2.3 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.

2.5 Form F-3 and Form S-3 Registration. In case the Company shall receive from any Holder or Holders of at least thirty percent (30%) of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form F-3 or Form S-3 (or an equivalent registration in a jurisdiction outside of the United States) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a) Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 2.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.5:

(1) if Form F-3 or Form S-3 is not available for such offering by the Holders;

(2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$1,000,000;

(3) if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such Form F-3 or Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 or Form S-3 registration statement no more than once during any twelve (12) month period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 2.5; provided that the Company shall not register any of its other shares during such sixty (60) day period. A registration right under this Section 2.5 shall not be deemed to have been exercised until such deferred registration shall have been effected.

(4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations under the Securities Act other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.3(b) and 2.4(b); or

(5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) Not Demand Registration. Form F-3 or Form S-3 registrations shall not be deemed to be demand registrations as described in Section 2.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.5.

(d) Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.5 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.3(b) shall apply to such registration.

2.6 Expenses. All Registration Expenses incurred in connection with any registration pursuant to Sections 2.3, 2.4 or 2.5 (but excluding Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Sections 2.3, 2.4 or 2.5 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.3 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 2.3.

2.7 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

(a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 or Form S-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 or Form S-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d) Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.

(f) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

2.8 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.3, 2.4 or 2.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

2.9 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.3, 2.4 or 2.5:

(a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(1) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(2) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(3) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any United States federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder or any partner, officer, director, counsel, underwriter or controlling person of such Holder.

(b) By Selling Holders. To the extent permitted by law, each selling Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that in no event shall any indemnity under this Section 2.9(b) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

(c) Notice. Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnified party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 2.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 2.9; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying Party and of the indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying Party or by the indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e) Survival. The obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.10 Termination of the Company’s Obligations. The Company’s obligations under this Section 2 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to this Section 2 shall terminate on the fifth (5th) anniversary of the completion of the Company’s IPO.

2.11 No Registration Rights to Third Parties. Without the prior written consent of the Holders of a majority in interest of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback”, Form F-3 or Form S-3 registration rights described in this Section 2, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities.

2.12 Rule 144 Reporting. With a view to make available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3 or Form S-3.

2.13 Market Stand-Off. Each shareholder of the Company agrees that, so long as it holds any voting securities of the Company, upon the written request by the managing underwriter, it will not sell or otherwise transfer or dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to Affiliates (as defined under the Purchase Agreements) permitted by law) without the prior written consent of the managing underwriter for a period of time specified by the representative of the underwriters not to exceed one hundred and eighty (180) days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the managing underwriter. The foregoing provision of this Section 2.13 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement and the sale of any securities acquired by the Holder in the secondary market, and shall only be applicable to the Holders if all officers, directors and holders of one percent (1%) or more of the Company’s outstanding share capital enter into similar agreements, and if the Company or any underwriter releases any officer, director or holder of one percent (1%) or more of the Company’s outstanding share capital from his or her sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all future acquirers of the Company’s securities holding at least one percent (1%) of the then outstanding share capital of the Company to execute prior to the IPO a market stand-off agreement containing substantially similar provisions as those contained in this Section 2.13.

3. RIGHT OF PARTICIPATION.

3.1 General. Any holder of Shares or any of its permitted transferees to which rights under this Section 3 have been duly assigned in accordance with Section 12.6 (each a “Participation Rights Holder”) shall have the right of first refusal to purchase (or designate its Affiliates to purchase) its Pro Rata Share (as defined below) of any New Securities (as defined in Section 3.3) that the Company may from time to time issue after the date of this Agreement (the “Right of Participation”).

3.2 Pro Rata Share. For the purposes of the Right of Participation, a Participation Rights Holder’s “Pro Rata Share” is the ratio of (a) the number of Ordinary Shares (calculated on a fully diluted and as-converted basis) held by such Participation Rights Holder, to (b) the total number of Ordinary Shares (calculated on a fully diluted and as-converted basis) issued and outstanding immediately prior to the issuance of New Securities giving rise to the Right of Participation.

3.3 New Securities. “New Securities” shall mean any ordinary shares, preferred shares and any other voting shares of the Company, whether now authorized or not, and rights, options or warrants to purchase such ordinary shares, preferred shares or securities of any type whatsoever that are, or may become, convertible or exchangeable into such ordinary shares, preferred shares or other voting shares of the Company, provided, however, that the term “New Securities” shall not include:

(a) any Ordinary Shares (and/or options or warrants therefor) (as adjusted for share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event) issued to officers, directors, employees and consultants of the Company pursuant to the Transaction Documents, a share grant, option plan, purchase plan or other employee stock incentive programs or arrangement duly approved by the shareholders of the Company in accordance with the Transaction Documents (the “ESOP”);

(b) any securities issued in connection with any share split, share dividend, reclassification or other similar event as duly approved by the shareholders of the Company in accordance with the Transaction Documents;

(c) any securities issued upon the exercise, conversion or exchange of any outstanding security if such outstanding security constituted a New Security;

(d) any Shares issued pursuant to the Purchase Agreements;

(e) any securities issued pursuant to an IPO; or

(f) any Ordinary Shares issued upon the conversion of the Preferred Shares.

3.4 Procedures. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder a written notice of its intention to issue New Securities (the “Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have fifteen (15) Business Days from the date of receipt of any such Participation Notice (the “Participation Period”) to agree in writing to purchase all or any part of such Participation Rights Holder’s Pro Rata Share of the New Securities for the price and upon the terms and conditions specified in the Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder’s Pro Rata Share of the New Securities).

3.5 Failure to Exercise. Upon the expiration of the Participation Period, the Company shall have one hundred and twenty (120) days thereafter to sell the New Securities described in the Participation Notice (with respect to which the Right of Participation hereunder was not exercised) at the same or higher price and upon non-price terms not more favorable to the purchasers thereof than specified in the Participation Notice. In the event that the Company has not issued and sold such New Securities within such one hundred and twenty (120) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Section 3.

3.6 Termination. The Right of Participation for each Participation Rights Holder shall terminate upon the completion of the Company’s IPO.

4. TRANSFER RESTRICTIONS.

4.1 Certain Definitions. For purposes of this Section 4, “Ordinary Shares” means (i) the Company’s outstanding Ordinary Shares, (ii) the Ordinary Shares issued or issuable upon conversion of the Company’s outstanding Preferred Shares, (iii) the Ordinary Shares issuable upon exercise of outstanding options or warrants and (iv) the Ordinary Shares issuable upon conversion of any outstanding convertible securities; and “Restricted Shares” means any of the Company’s securities now owned or subsequently acquired, directly or indirectly, by any of the Key Holders and their respective Permitted Transferees. “Preferred Holders” means the holders of Preferred Shares and any of their permitted assignees to whom their rights under this Section 4 have been duly assigned in accordance with Section 12.6 of this Agreement, or any Affiliate designated by the foregoing.

4.2 Sale of Restricted Shares; Notice of Sale. Subject to Section 4.7 of this Agreement, if any holder of the Restricted Shares (collectively the “Selling Shareholders”, and each, a “Selling Shareholder”) proposes to sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of in any way or otherwise grant any interest or right (the “Transfer”) with respect to any Restricted Shares held by it, then the Selling Shareholder shall promptly give written notice (the “Transfer Notice”) to each Preferred Holder and the Company prior to such Transfer. The Transfer Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number of Restricted Shares to be sold or transferred (the “Offered Shares”), the nature of such Transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

4.3 Right of First Refusal.

(a) Preferred Holders’ Right of First Refusal. Each Preferred Holder shall have the right, exercisable upon written notice to the Selling Shareholder, the Company, and each other Preferred Holder, within twenty (20) Business Days following the receipt of the Transfer Notice (the “Preferred First Refusal Period”), to elect to purchase all or any part of its pro rata share of Offered Shares, equivalent to the product obtained by multiplying the aggregate number of the Offered Shares by a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) held by such Preferred Holder at the time of the transaction, and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted basis) owned by all the Preferred Holders at the time of the transaction (the “First Refusal Allotment”), at the same price and subject to the same material terms and conditions as described in the Transfer Notice.

(b) Action Required. A Preferred Holder shall not have the right to purchase any of the Offered Shares unless it exercises its right of first refusal within the Preferred First Refusal Period to purchase up to all, or any of its pro rata share, of the Offered Shares.

(c) Expiration Notice. Within ten (10) Business Days after expiration of the Preferred First Refusal Period, the Company will give written notice (the “First Refusal Expiration Notice”) to the Selling Shareholder and each Preferred Holder specifying either (i) that all of the Offered Shares were purchased by the Preferred Holders by exercising their rights of first refusal, or (ii) that the Preferred Holders have not purchased all of the Offered Shares, in which case the First Refusal Expiration Notice will specify the Co-Sale Pro Rata Portion (as defined below) of the Offered Shares for the purpose of their co-sale rights described in Section 4.4 below.

(d) Purchase Price. The purchase price per share for the Offered Shares to be purchased by the Preferred Holders exercising their right of first refusal will be the price per share set forth in the Transfer Notice, and will be payable as set forth in Section 4.3(e). If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board in good faith (including the affirmative votes of the Requisite Investor Directors), which determination will be binding upon the Preferred Holders and the Selling Shareholder(s), absent fraud or error.

(e) Payment. Payment of the purchase price per share for the Offered Shares purchased by the Preferred Holders shall be made within five (5) Business Days following the date on which the relevant share transfer agreement becomes effective.

(f) Rights of a Selling Shareholder. If any Preferred Holder exercises its right of first refusal to purchase the Offered Shares, then, upon the date the notice of such exercise is given by such Preferred Holder, the Selling Shareholder will have no further rights as a holder of such Offered Shares except the right to receive payment for such Offered Shares from such Preferred Holder in accordance with the terms of this Agreement, and the Selling Shareholder will forthwith cause all certificate(s) evidencing such Offered Shares to be surrendered to the Company for transfer to such Preferred Holder.

(g) Application of Co-Sale Rights. If the Preferred Holders have not elected to purchase all of the Offered Shares, then the Transfer of the Offered Shares to be transferred by a Key Holder will become subject to the co-sale rights set forth in Section 4.4 below.

4.4 Co-Sale Right. To the extent the Preferred Holders have not exercised their right of first refusal with respect to all the Offered Shares to be Transferred by a Key Holder pursuant to Section 4.3, then each Preferred Holder that has not exercised its right of first refusal provided in Section 4.3 above (the “Co-Sale Holder”) shall have the right, exercisable upon written notice to the Selling Shareholder, the Company and each other Co-Sale Holder (the “Co-Sale Notice”) within twenty (20) Business Days after receipt of the First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in such sale of the Offered Shares at the same price and subject to the same terms and conditions as set forth in the Transfer Notice. The Co-Sale Notice shall set forth the number of Ordinary Shares (on an as-converted basis) that such Co-Sale Holder wishes to include in such Transfer, which amount shall not exceed the Co-Sale Pro Rata Portion (as defined below) of such Co-Sale Holder. To the extent one or more of the Co-Sale Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Offered Shares that the Selling Shareholder may sell in the transaction shall be correspondingly reduced. The co-sale right of each Co-Sale Holder shall be subject to the following terms and conditions:

(a) Co-Sale Pro Rata Portion. Each Co-Sale Holder exercising its co-sale right may sell all or any part of that number of Ordinary Shares held by it (on an as-converted basis) that is equal to the product obtained by multiplying (x) the aggregate number of the Offered Shares subject to the co-sale right hereunder by (y) a fraction, the numerator of which is the number of the Ordinary Shares (on an as-converted basis) owned by such Co-Sale Holder exercising its co-sale rights at the time of the sale or transfer, and the denominator of which is the total number of (A) the Ordinary Shares owned by the Selling Shareholder, and (B) the total number of the Ordinary Shares (on an as-converted basis) owned by all Co-Sale Holders exercising their co-sale rights hereunder (the “Co-Sale Pro Rata Portion”).

(b) Transferred Shares. Each Co-Sale Holder shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

(i) the number of Ordinary Shares which such Co-Sale Holder elects to sell;

(ii) that number of Preferred Shares, as applicable, which is at such time convertible into the number of Ordinary Shares that such Co-Sale Holder elects to sell (on an as-converted basis); provided in such case that, if the prospective purchaser objects to the transfer of Preferred Shares, as applicable, in lieu of Ordinary Shares, such Co-Sale Holder shall first convert such Preferred Shares, as applicable, into Ordinary Shares and deliver certificates for Ordinary Shares as provided in Subsection 4.4(b)(i) above. The Company agrees to make any such conversion concurrent with and contingent upon the actual transfer of such shares to the purchaser; or

(iii) a combination of the above.

(c) Payment to Co-Sale Holder; Registration of Transfer. The share certificate or certificates that the Co-Sale Holder delivers to the Selling Shareholder pursuant to Section 4.4(b) shall be transferred to the prospective purchaser in consummation of the Transfer of the Offered Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such Co-Sale Holder that portion of the sale proceeds to which such Co-Sale Holder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Co-Sale Holder exercising its co-sale right hereunder, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any Offered Shares unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such shares or other securities from such Co-Sale Holder. The Company shall, upon surrendering by the prospective purchaser or the Selling Shareholder of the certificates for the Preferred Shares or Ordinary Shares being transferred from the Co-Sale Holders as provided above, make proper entries in the register of members of the Company and cancel the surrendered certificates and issue any new certificates in the name of the prospective purchaser or the Selling Shareholder, as the case may be, as necessary to consummate the transactions in connection with the exercise by Co-Sale Holders of their co-sale rights under this Section 4.4.

4.5 Right to Transfer. The Selling Shareholder may, not later than ninety (90) days following delivery to each Preferred Holder of the Transfer Notice, conclude a transfer of the Offered Shares covered by the Transfer Notice and the number of which shall have not been reduced pursuant to the right of first refusal and co-sale right (if applicable) hereunder, which in each case shall be on substantially the same terms and conditions as those described in the Transfer Notice. Any proposed Transfer on terms and conditions which are materially different from those described in the Transfer Notice, as well as any subsequent proposed Transfer of any Restricted Shares not consummated within such ninety (90) days’ period by the Selling Shareholder, shall again be subject to the right of first refusal and co-sale right of the Preferred Holders and shall require compliance by the Selling Shareholder with the procedures described in Sections 4 of this Agreement.

4.6 Exempt Transfers. Subject to Section 4.7 hereof, the right of first refusal of the Preferred Holders and the co-sale right of the Co-Sale Holders shall not apply to (a) any Transfer of the Restricted Shares to the Company pursuant to a repurchase right or right of first refusal held by the Company pursuant to the Restricted Share Agreement (as defined in the Purchase Agreements); (b) any Transfer to the Key Holders from holders of Ordinary Shares issued pursuant to the ESOP; (c) any Transfer of the Restricted Shares to the parents, children or spouse of the Selling Shareholders, a company wholly owned by or trusts for the benefit of such persons or the Selling Shareholders solely for bona fide estate planning purposes; and (d) any Transfer by HUANG Jinfeng, CHEN Yuwen and/or LYU Jianhua or their respective Founder Holdcos of no more than 8,340,723 Ordinary Shares of the Company in the aggregate (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions) to any third party (the foregoing transferees referred to in items (a) to (d) of this Section 4.6, the “Permitted Transferees”, and each, a “Permitted Transferee”); provided that (i) such Transfer is effected in compliance with all applicable laws; (ii) adequate documentation therefor is provided to the Preferred Holders to their satisfaction and that any such Permitted Transferee agrees in writing to be bound by this Agreement in place of the relevant Selling Shareholder; and (iii) as to the transactions listed in clause (c) above, such Selling Shareholder shall remain liable for any breach by such Permitted Transferee of any provision hereunder.

4.7 Prohibited Transfers.

(a) Notwithstanding anything to the contrary herein, except for transfers by the Key Holders to the Permitted Transferees as provided in Section 4.6 above, prior to the consummation of the Company’s IPO, without the prior written approvals of the Majority Preferred Holders, none of the Key Holders shall directly or indirectly Transfer, through a single or a series of transactions, any securities of the Company held directly or indirectly by such Key Holder or their respective Permitted Transferees to any Person.

(b) Any attempt by a Key Holder to Transfer or otherwise dispose of any securities of the Company in violation of this Section 4 shall be null and void ab initio and the Company hereby undertakes it will not effect such Transfer nor will it treat any alleged transferee as the holder of such Company securities without the prior written approval of the Majority Preferred Holders.

4.8 Guarantees by the Founders. Subject to the limitations to liabilities of each Founder under Section 8 under the Purchase Agreements, each Founder hereby jointly and severally guarantees and warrants the performance and obligations of his applicable Founder Holdco under this Agreement.

4.9 Transfer Restriction of Each Investor.

(a) Transfer to Company Competitor. Each Preferred Holder may freely transfer any Share held by it, provided, however, that no Preferred Holder shall Transfer any Shares directly or indirectly owned by it to any of the company competitors listed in Exhibit B (the “Company Competitors”) without the prior written approval of the Company.

(b) Right of First Refusal of the Company and Founder Holdcos. Subject to Section 4.9(a), if any Preferred Holder (the “Selling Preferred Holder”) proposes to Transfer any Shares held by it to any third parties other than the Affiliate(s) of such Preferred Holder, then the Selling Preferred Holder shall first promptly give a written notice (the “Prefer Transfer Notice”) to the Company and the Founders, with a copy of such Prefer Transfer Notice to each of the Prefer Transfer ROFR Holders (as defined below), prior to such Transfer and in priority to Prefer Transfer ROFR Holders. The Prefer Transfer Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number of Shares to be sold or transferred (the “Offered Preferred Shares”), the nature of such Transfer, the consideration to be paid for each Offered Preferred Share, and the name and address of each prospective purchaser or transferee. The Company and the Founder Holdcos shall have the first-ranking right, exercisable upon written notice to the Selling Preferred Holders, within fifteen (15) Business Days following its receipt of the Prefer Transfer Notice (the “Company and Founder ROFR Period”), to purchase all or any part of the Offered Preferred Shares before any Prefer Transfer ROFR Holders may exercise their rights of first refusal (the “Company and Founder ROFR Right”); provided that the Company shall, subject to Section 9 of this Agreement, undertake an issuance of new Shares within twelve (12) months after any repurchase made by the Company under this Section 4.9, with the total proceeds received by the Company being no less than the total amount of repurchase price paid by the Company in such repurchase. The Company and the Founder Holdcos may allocate the portion of Offered Preferred Shares being purchased at their sole discretion. For the avoidance of doubt, the exercise of the Company and Founder ROFR Right shall not be subject to Section 9 of this Agreement or the Article 19 of the Restated Articles.

(c) Right of First Refusal of Prefer Transfer ROFR Holders. If the Company and the Founder Holdcos decline to exercise or fail to exercise the Company and Founder ROFR Right in full during the Company and Founder ROFR Period, then the Selling Preferred Holder shall promptly give the Prefer Transfer Notice to other holders of Shares other than the Founder Holdcos (for the purposes of this Section 4.9, such holders collectively, the “Prefer Transfer ROFR Holders”, and each, a “Prefer Transfer ROFR Holder”), along with the number of the remaining Offered Preferred Shares subject to the right of first refusal of the Prefer Transfer ROFR Holders. Any Prefer Transfer ROFR Holder shall have the right, exercisable upon written notice to the Selling Preferred Holders and the Company, within fifteen (15) Business Days following its receipt of the Prefer Transfer Notice (the “Prefer Transfer ROFR Holder First Refusal Period”), to elect to purchase all or any part of its pro rata share of the remaining Offered Preferred Shares, equivalent to the product obtained by multiplying the aggregate number of the remaining Offered Preferred Shares by a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) held by such Prefer Transfer ROFR Holder at the time of the transaction, and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted basis) owned by all the Prefer Transfer ROFR Holders at the time of the transaction, at the same price and subject to the same material terms and conditions as described in the Prefer Transfer Notice.

(d) Action Required. A Prefer Transfer ROFR Holder shall not have the right to purchase any of the remaining Offered Preferred Shares unless it exercises its right of first refusal within the Prefer Transfer ROFR Holder First Refusal Period to purchase up to all, or any of its pro rata share, of the remaining Offered Preferred Shares.

(e) Purchase Price. The purchase price per share for the Offered Preferred Shares to be purchased by the Company, the Founder Holdcos and/or the Prefer Transfer ROFR Holders exercising their right of first refusal will be the price per share set forth in the Prefer Transfer Notice and will be payable as set forth in Section 4.9(g). If the purchase price in the Prefer Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board in good faith (including the affirmative votes of the Requisite Investor Directors), which determination will be binding upon the Company, the Founder Holdcos and/or the Prefer Transfer ROFR Holders (as applicable) and the Selling Preferred Holder(s), absent fraud or error.

(f) Payment. Payment of the purchase price per share for the Offered Preferred Shares purchased by the Company, the Founder Holdcos and/or the Prefer Transfer ROFR Holders shall be made within five (5) Business Days following the date on which the relevant share repurchase agreement or share transfer agreement becomes effective or otherwise mutually agreed by the Company, the Founder Holdcos or the Prefer Transfer ROFR Holders, as applicable, and the Selling Preferred Holder(s) in writing.

(g) Rights of a Selling Preferred Holder. If the Company, any Founder Holdco or any Prefer Transfer ROFR Holder exercises its right of first refusal to purchase the Offered Preferred Shares, then, upon and after the date when the Company, such Founder Holdco or such Prefer Transfer ROFR Holder has paid the purchase price in full for the Offered Preferred Shares purchased by the Company, such Founder Holdco or such Prefer Transfer ROFR Holder, the Selling Preferred Holder will have no further rights as a holder of such Offered Preferred Shares, and the Selling Preferred Holder will forthwith cause all certificate(s) evidencing such Offered Preferred Shares to be surrendered to the Company for cancellation or transfer to such Prefer Transfer ROFR Holder.

4.10 Term. The provisions under this Section 4 shall terminate upon the completion of the Company’s IPO; provided that Section 4.9(a) shall remain in effect with respect to any Transfer by any Preferred Holder to any Company Competitor notwithstanding the Company’s IPO and such restriction shall survive the termination of this Agreement, except for sale of Company securities in (a) a fully marketed or underwritten offering to public market investors; or (b) a brokerage resale where the identity of the purchaser is genuinely unknown to the shareholder.

5. DRAG ALONG OBLIGATION.

5.1 Drag-Along Rights. If at any time during the term of this Agreement, (a) the holders of at least fifty percent (50%) of the Ordinary Shares (calculated on an as-converted basis) held by the holders of the Series Seed Preferred Shares (the “Majority Series Seed Preferred Holders”), (b) the holders of at least fifty percent (50%) of the Ordinary Shares (calculated on an as-converted basis) held by the holders of the Series A Preferred Shares (the “Majority Series A Preferred Holders”), (c) the holders of at least fifty percent (50%) of the Ordinary Shares (calculated on an as-converted basis) held by the holders of the Series B-1 Preferred Shares and Series B-2 Preferred Shares (the “Majority Series B-1 and B-2 Preferred Holders”), (d) the holders of at least fifty percent (50%) of the Ordinary Shares (calculated on an as-converted basis) held by the holders of the Series B-3 Preferred Shares (the “Majority Series B-3 Preferred Holders”), (e) the holders of at least fifty percent (50%) of then issued and outstanding Series B-3+ Preferred Shares (calculated on an as-converted basis) (the “Majority Series B-3+ Preferred Holders”), (f) the holders of at least seventy-five percent (75%) of then issued and outstanding Series C Preferred Shares (calculated on an as-converted basis) (the “Majority Series C Preferred Holders”), (g) the holders of at least fifty percent (50%) of then issued and outstanding Series D Preferred Shares (calculated on an as-converted basis) (the “Majority Series D Preferred Holders”), (h) the holders of at least fifty percent (50%) of then issued and outstanding Series E Preferred Shares (calculated on an as-converted basis) (the “Majority Series E Preferred Holders”), and (i) HUANG Jinfeng (together with the Majority Series Seed Preferred Holders, the Majority Series A Preferred Holders, the Majority Series B-1 and B-2 Preferred Holders, the Majority Series B-3 Preferred Holders, the Majority Series B-3+ Preferred Holders, the Majority Series C Preferred Holders, the Majority Series D Preferred Holders and the Majority Series E Preferred Holders, the “Drag-Along Shareholders”) approve a proposed Trade Sale (a “Drag-Along Transaction”) to a bona fide third-party potential purchaser (the “Potential Purchaser”), provided that (x) the valuation of the Company that yields to each holder (or former holder) of Preferred Shares is no less than five times of Series C Issue Price (as defined in the Restated Articles) per Preferred Shares (as appropriately adjusted for any share splits, share divisions, share dividends, share combinations, and the like) on a fully diluted and as-converted basis then held by such holder in a transaction, and (y) such Drag-Along Transaction shall take place no earlier than three (3) years from the Series D Closing Date upon written notice from such Drag-Along Shareholders requesting them to do so, each of the other shareholders (the “Dragged Shareholders”) of the Company shall (i) vote or give its written consent with respect to all the Shares held by it in the Company, and cause any director of the Company appointed by it to vote, in favor of such proposed Drag-Along Transaction and in opposition of any proposal that could reasonably be expected to delay or impair the consummation of any such proposed Drag-Along Transaction; (ii) refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to or in connection with such proposed Drag-Along Transaction; (iii) transfer such percentage of securities agreed by the Drag-Along Shareholders on the same terms as the Drag-Along Shareholders in the event that a proposed Drag-Along Transaction is structured as a share transfer; and (iv) take all actions reasonably necessary to consummate the proposed Drag-Along Transaction, including without limitation amending the then effective Restated Articles. If any Dragged Shareholder does not elect to vote, or give its written consent with respect to, all the Shares held by it in favor of such proposed Drag-Along Transaction, such Dragged Shareholder shall be obliged to purchase all the Shares held by the Drag-Along Shareholders at the price and terms offered by the Potential Purchaser. The Company shall use commercially reasonable efforts to cause all security holders of the Company to be subject to the obligations set forth in this Section 5.

For purposes of this Agreement, a “Trade Sale” shall mean (i) a sale, lease, transfer or other disposition of all or substantially all of the assets of any Restricted Company, (ii) a transfer or an exclusive licensing of all or substantially all of the intellectual property of any Restricted Company, (iii) a sale, transfer or other disposition of a majority of the issued and outstanding share capital of any Restricted Company or a majority of the voting power of any Restricted Company; or (iv) a merger, consolidation or other business combination of any Restricted Company with or into any other business entity in which the shareholders of such Restricted Company immediately prior to such merger, consolidation or business combination hold, immediately after such merger, consolidation or business combination shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity. For purposes of this Agreement, a “Restricted Company” shall mean, the Company, the HK Company, the Ecommerce Company, the Cosmetics Company, the VIE Company or any other Group Company, whose assets (including intellectual property) shall account for all or substantially all of the assets (including intellectual property) of the foregoing.

Notwithstanding any provision to the contrary, the share transfer restrictions under Section 4 of this Agreement shall not apply to any transfers made pursuant to this Section 5.

5.2 Conditions. Notwithstanding anything to the contrary set forth herein, a shareholder will not be required to comply with Section 5.1 above in connection with any Drag-Along Transaction, unless:

(a) any representations and warranties to be made by such shareholder in connection with the Drag-Along Transaction are limited to representations and warranties related to authority, ownership and the ability to convey title to such Shares, including, but not limited to, representations and warranties that (i) the shareholder holds all right, title and interest in and to the Shares such shareholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the shareholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the shareholder have been duly executed by the shareholder and delivered to the Potential Purchaser and are enforceable (subject to customary limitations) against the shareholder in accordance with their respective terms; and (iv) neither the execution and delivery of documents to be entered into by the shareholder in connection with the transaction, nor the performance of the shareholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement to which the shareholder is a party, or any law or judgment, order or decree of any court or governmental agency that applies to the shareholder;

(b) such shareholder is not required to agree (unless such shareholder is an officer or employee of any Group Company) to any restrictive covenant in connection with the Drag-Along Transaction (including without limitation any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Drag-Along Transaction);

(c) such shareholder and its Affiliates are not required to amend, extend or terminate any contractual or other relationship with the Company, the Potential Purchaser or their respective Affiliates, except that the shareholder may be required to agree to terminate the investment-related documents between or among such shareholder, the Company and/or other shareholders of the Company;

(d) such shareholder is not liable for the breach of any representation, warranty or covenant made by any other Person in connection with the Drag-Along Transaction;

(e) liability shall be limited to such shareholder’s applicable share (determined based on the respective proceeds payable to each shareholder in connection with such Drag-Along Transaction in accordance with Section 5.5) of a negotiated aggregate indemnification amount that applies equally to all shareholders, which shall in no event exceed the amount of consideration otherwise payable to such shareholder in connection with such Drag-Along Transaction, except with respect to claims related to fraud by such shareholder, the liability for which need not be limited as to such shareholder;

(f) upon the consummation of the Drag-Along Transaction (i) holders of the same class or series of shares of the Company shall receive the same form of consideration for their shares of such class or series, and if any shareholders of the Company are given a choice as to the form of consideration to be received as a result of the Drag-Along Transaction, then all other shareholders of the Company will be given the same option, (ii) holders of the same series of Preferred Shares will receive the same amount of consideration per share, and (iii) holders of Ordinary Shares will receive the same amount of consideration per share of Ordinary Shares; provided, however, that nothing in this Section 5.2(f) shall entitle any holder to receive any form of consideration that such holder would be ineligible to receive as a result of such holder’s failure to satisfy any condition, requirement or limitation that is generally applicable to the Company’s shareholders.

5.3 Drag-Along Notice. Prior to making any Drag-Along Transaction in which the Drag-Along Shareholders wish to exercise their rights under Section 5, the Drag-Along Shareholders shall provide the Company and the Dragged Shareholders with written notice (the “Drag-Along Notice”) not less than thirty (30) days prior to the proposed closing date of the Drag-Along Transaction (the “Drag-Along Transaction Date”). The Drag-Along Notice shall set forth: (a) the name and address of the Potential Purchaser; (b) the proposed amount and form of consideration to be paid, and the terms and conditions of payment offered by the Potential Purchaser; (c) the Drag-Along Transaction Date; (d) the number of Shares held of record by the Drag-Along Shareholders on the date of the Drag-Along Notice which form the subject to be transferred, sold or otherwise disposed of by the Drag-Along Shareholders; and (e) the number of Shares of the Dragged Shareholders to be included in the Drag-Along Transaction.

5.4 Transfer Certificate. On the Drag-Along Transaction Date, each of the Drag-Along Shareholders and the Dragged Shareholders shall deliver or cause to be delivered an instrument of transfer and a certificate or certificates evidencing its Shares to be included in the Drag-Along Transaction, duly endorsed for transfer with signatures guaranteed, to such Potential Purchaser in the manner and at the address indicated in the Drag-Along Notice.

5.5 Payment. If the Drag-Along Shareholders or the Dragged Shareholders receive the purchase price for their Shares or such purchase price is made available to them as part of a Drag-Along Transaction and, in either case they fail to deliver certificates evidencing their Shares as described in this Section 5, they shall for all purposes be deemed no longer to be a shareholder of the Company (with the register of members of the Company updated to reflect such status), shall have no voting rights, shall not be entitled to any dividends or other distributions with respect to any Shares held by them, shall have no other rights or privileges as a shareholder of the Company. In addition, the Company shall stop any subsequent transfer of any such Shares held by such shareholders. The consideration received pursuant to such Drag-Along Transaction shall be distributed among the parties thereto in accordance with Article 127 (Liquidation Preference) of the Restated Articles in effect immediately prior to the Drag-Along Transaction and such Drag-Along Transaction shall be deemed to be a liquidation, dissolution or winding up within the meaning of Article 127 (Liquidation Preference) of the Restated Articles.

5.6 Term. The provisions under this Section 5 shall terminate upon the completion of the Company’s IPO.

6. AMENDMENT.

6.1 Amendment of Rights. Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to any Group Company, only by the Company; (ii) as to the holders of Series Seed Preferred Shares, by the Majority Series Seed Preferred Holders; (iii) as to the holders of Series A-1 Preferred Shares, by at least fifty percent (50%) of the then issued and outstanding Series A-1 Preferred Shares (calculated on an as-converted basis); (iv) as to the holders of Series A-2 Preferred Shares, by at least fifty percent (50%) of the then issued and outstanding Series A-2 Preferred Shares (calculated on an as-converted basis); (v) as to the holders of Series B-1 Preferred Shares and Series B-2 Preferred Shares, by at least fifty percent (50%) of the then issued and outstanding Series B-1 Preferred Shares and Series B-2 Preferred Shares (calculated on an as-converted basis); (vi) as to the holders of Series B-3 Preferred Shares, by the Majority Series B-3 Preferred Holders; (vii) as to the holders of Series B-3+ Preferred Shares, by the Majority Series B-3+ Preferred Holders; (viii) as to the holders of Series C Preferred Shares, by the Majority Series C Preferred Holders; (ix) as to the holders of Series D Preferred Shares, by the Majority Series D Preferred Holders; (x) as to the holders of Series E Preferred Shares, by the Majority Series E Preferred Holders and (xi) as to the holders of Ordinary Shares, by holders of at least fifty percent (50%) of the then issued and outstanding Ordinary Shares; provided however, that any Party may waive any of its, his or her rights hereunder without obtaining the consent of any other Party. Any amendment or waiver effected in accordance with this Section 6.1 shall be binding upon the Parties and their respective assigns, and that any amendment of any provision of this Agreement that affects any Investor disproportionately as compared to other holders of Preferred Shares holding the same class or series of shares of the Company shall additionally require the prior written consent of such Investor.

7. NON-COMPETITION UNDERTAKINGS.

7.1 Non-Competition. Each Founder hereby covenants and undertakes that he shall devote one hundred percent (100%) of his working time and attention to the business of the Group Companies, and use his best efforts to develop the business and care for the interests of the Group Companies, until the first anniversary of the Company’s IPO unless otherwise approved by the Majority Preferred Holders, and shall not, without the prior written consent of the Majority Preferred Holders, either on his own account or through any of his Affiliates, or in conjunction with or on behalf of any other Person, (i) possess, directly or indirectly, the power to direct or cause the direction of the management and business operation of any entity that may compete with any Group Company whether (A) through the ownership of any equity interest in such entity, or (B) by occupying half or more of the board seats of the entity; or (C) by contract, agreements or otherwise; or (ii) devote time to carry out the business operation of any other entity or serve as an officer or employee in any other entity; or (iii) serve as a director or consultant in any other entity, unless (A) such Founder promptly informs all the Investors of his role in such entity, and (B) such Founder acts in good faith to ensure his role in such entity would not cause material adverse effect to the Group Companies. Each Founder hereby further covenants and undertakes that, except for purchase of publicly traded securities up to 1% of the total shares of a listed company on a public capital market, unless conducted through the Group Companies or upon the prior written consent of the Majority Preferred Holders, during the greater of (i) the period when such Founder holds any office with any Group Company; and (ii) the period when such Founder holds any direct or indirect equity interest in any Group Company, and for a further period of twenty four (24) months thereafter, such Founder shall not, directly or indirectly through any Affiliate or associate, own, manage, be engaged in, operate, Control, or work for any business, whether in corporate, proprietorship or partnership form or otherwise, that competes with the Principal Business.

7.2 Non-Solicitation. Each Founder hereby further covenants and undertakes that, unless conducted through the Group Companies or upon the prior written consent of the Majority Preferred Holders, during the greater of (i) the period when such Founder holds any office with any Group Company; and (ii) the period when such Founder holds any direct or indirect equity interest in any Group Company, and for a further period of twenty four (24) months thereafter, such Founder shall not cause, solicit, induce or encourage any directors, senior officers, employees of the Group Companies to leave such employment or cause, permit or encourage any person or entity other than the Group Companies to hire, employ or otherwise engage any such individual, or cause, induce or encourage any current or prospective client, partner, customer, supplier, licensee or licensor of the Group Companies or any other person who has a business relationship with the Group Companies, to terminate or modify to the detriment of the Group Companies any such relationship.

7.3 Priority Investment Right. Prior to August 31, 2027, in the event that any Founder intends to engage, invest, operate or develop any new business other than the business operated by the Group Companies or any new entities other than the Group Companies (the “New Business”), such Founder shall be obligated to deliver each of Zhen Fund, Hony Capital, Banyan, Hillhouse, CMC, VMG, Tiger, Boyu, Hopu, WP, Carlyle and LVC a written notice stating the details of the New Business, and each of Zhen Fund, Hony Capital, Banyan, Hillhouse, CMC, VMG, Tiger, Boyu, Hopu, WP, Carlyle and LVC shall have the rights to invest and participate in such New Business under the same terms and conditions as applicable to other investors of the New Business.

8. CONFIDENTIALITY AND NON-DISCLOSURE.

8.1 Disclosure of Terms. The terms and conditions of this Agreement and each other Transaction Document, and all exhibits and schedules attached to such agreements (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any Party to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include any information that is in the public domain other than caused by the breach of the confidentiality obligations hereunder.

8.2 Press Releases. Subject to Section 9.2 of the Purchase Agreements (each of which shall govern press releases for the transaction contemplated under the applicable Purchase Agreement), any press release issued by the Company shall not disclose any of the Financing Terms and the final form of such press release shall be approved in advance in writing by the Majority Preferred Holders. Subject to Section 9.2 of the applicable Purchase Agreement, no other announcement regarding any of the Financing Terms in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the prior written consent of the Majority Preferred Holders.

8.3 Permitted Disclosures. Notwithstanding the foregoing, any Party may disclose any of the Financing Terms to its current or bona fide prospective investor, employees, investment bankers, lenders, partners, accountants and attorneys, in each case only where such persons or entities are under appropriate nondisclosure obligations.

8.4 Legally Compelled Disclosure. In the event that any Party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement, the Purchase Agreements, any of the exhibits and schedules attached to such agreements, or any of the Financing Terms hereof in contravention of the provisions of this Section 8, such Party (the “Disclosing Party”) shall provide the other Parties (the “Non-Disclosing Parties”) with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party.

8.5 Other Information. The provisions of this Section 8 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the Parties with respect to the transactions contemplated hereby.

8.6 Notices. All notices required under this section shall be made pursuant to Section 12.1 of this Agreement.

9. PROTECTIVE PROVISIONS.

9.1 In addition to such other limitations as may be provided in the Restated Articles, for so long as any Preferred Shares are outstanding, the following acts of the Company (whether in a single transaction or a series of related transactions, and whether directly or indirectly, or by amendment, merger, consolidation, or otherwise) shall require the prior written approval of the Majority Preferred Holders. For the purpose of this Section 9, the term “Company” means, the Company itself as well as any and all the subsidiaries of the Company (including but not limited to the other Group Companies), to the extent and where applicable.

(a) create, issue, or increase the authorized or designated number of, any shares or any other securities convertible into equity securities of the Company having rights, preferences or privileges on parity with or senior to the Series E Preferred Shares including but not limited to liquidation, redemption or dividend rights or privileges;

(b) any action that increases, reduces or cancels the authorized number of any class or series of shares of the Company, or the number of the authorized or issued share capital of any Group Company, or that authorizes, creates, issues, or repurchases, redeems, or retires any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants except for any issuance under the ESOP or any repurchase pursuant to this Agreement, the Restricted Share Agreement or the Restated Articles;

(c) any filing by or against any Group Company for the appointment of a receiver, administrator or other form of external manager, or the winding up, liquidation, bankruptcy or insolvency of any Group Company; or a Trade Sale;

(d) pay or declare any dividend or make any distribution of dividends or other distributions solely on any Ordinary Shares;

(e) any change in the maximum number of directors of the Company, or any variation of any rights or privileges enjoyed by the Board under this Agreement and the Restated Articles;

(f) approval, amendment or termination of the ESOP; and

(g) any amendment or change of the Restated Articles or other charter documents of any Group Company which adversely affects the rights, preferences, privileges or powers of Preferred Shares, which for the avoidance of doubt, shall not include any amendment or change of the Restated Articles necessary for or as a result of actions approved pursuant to other items under this Section 9.

Notwithstanding anything to the contrary contained herein, if the shareholders of the Company voted in favor of such act listed in clause (a) to (g) above, but the Majority Preferred Holders have voted against any such act, such Majority Preferred Holders who voted against such act shall carry the number of votes equal to such votes held by all shareholders of the Company who voted in favor of such resolution plus one (1).

9.2 In addition to such other limitations as may be provided in the Restated Articles,

(a) any disproportionate or unfair change of rights, privileges and preference of the Series Seed Preferred Shares entitled by the holders of the Series Seed Preferred Shares under the Transaction Documents shall require the prior written consent of the Majority Series Seed Preferred Holders;

(b) any disproportionate or unfair change of rights, privileges and preference of the Series A Preferred Shares entitled by the holders of the Series A Preferred Shares under the Transaction Documents shall require the prior written consent of the Majority Series A Preferred Holders;

(c) any disproportionate or unfair change of rights, privileges and preference of the Series B-1 Preferred Shares and Series B-2 Preferred Shares entitled by the holders of the Series B-1 Preferred Shares and Series B-2 Preferred Shares under the Transaction Documents shall require the prior written consent of the Majority Series B-1 and B-2 Preferred Holders

(d) any disproportionate or unfair change of rights, privileges and preference of the Series B-3 Preferred Shares entitled by the holders of the Series B-3 Preferred Shares under the Transaction Documents shall require the prior written consent of the Majority Series B-3 Preferred Holders;

(e) any disproportionate or unfair change of rights, privileges and preference of the Series B-3+ Preferred Shares entitled by the holders of the Series B-3+ Preferred Shares under the Transaction Documents shall require the prior written consent of the Majority Series B-3+ Preferred Holders;

(f) any disproportionate or unfair change of rights, privileges and preference of the Series C Preferred Shares entitled by the holders of the Series C Preferred Shares under the Transaction Documents shall require the prior written consent of the Majority Series C Preferred Holders;

(g) any disproportionate or unfair change of rights, privileges and preference of the Series D Preferred Shares entitled by the holders of the Series D Preferred Shares under the Transaction Documents shall require the prior written consent of the Majority Series D Preferred Holders; and

(h) any disproportionate or unfair change of rights, privileges and preference of the Series E Preferred Shares entitled by the holders of the Series E Preferred Shares under the Transaction Documents shall require the prior written consent of the Majority Series E Preferred Holders.

Notwithstanding anything to the contrary contained herein, any amendment of any provision of the Transaction Documents that affects any Investor disproportionately as compared to other holders of Preferred Shares holding the same class or series of shares of the Company shall additionally require the prior written consent of such Investor.

Notwithstanding anything to the contrary contained herein, if the shareholders voted in favor of such act listed in clause (a) to (h) above, but the Majority Series Seed Preferred Holders, the Majority Series A Preferred Holders, the Majority Series B-1 and B-2 Preferred Holders, the Majority Series B-3 Preferred Holders, the Majority Series B-3+ Preferred Holders, the Majority Series C Preferred Holders, the Majority Series D Preferred Holders, or the Majority Series E Preferred Holders, as applicable, have voted against any such act, such majority of holders of Preferred Shares who voted against such act shall carry the number of votes equal to such votes held by all shareholders who voted in favor of such resolution plus one (1).

9.3 In addition to such other limitations as may be provided in the Restated Articles, any of the following acts of any Group Company (whether in a single transaction or a series of related transactions, and whether directly or indirectly, or by amendment, merger, consolidation, or otherwise) shall require the prior written consent of a majority of the Directors, including the prior written consent of the Requisite Investor Directors:

(a) the extension of any loan to any director, officer or employee of any Group Company;

(b) any transaction with any director, officer, employee or shareholder of any Group Company with a value of RMB1,000,000 or higher;

(c) any material change to the business plan of the Group Companies (taken as a whole);

(d) any decision to proceed with an IPO, including engagement of the underwriters, intermediaries, the listing venue, timing, valuation and the stock exchange for the IPO;

(e) any change of the Principal Business as currently conducted or proposed to be conducted by the Group Companies, or any decision to cease to conduct or carry on the Principal Business of the Group Companies;

(f) any incurrence, directly or indirectly, of any guarantee, mortgage, lien or other encumbrance on any securities or assets of any Group Company or its Affiliates, except for (i) trade accounts of any Group Company or its subsidiary incurred in the ordinary course of business consistent with past practice, (ii) the transactions included in the budget of the Group Companies, or (iii) a single or series of transactions that may incur liabilities in aggregate on the Group Companies (taken as a whole) not exceeding 5% of the total revenue of the Group Companies (taken as a whole) in the previous fiscal year;

(g) any settlement of any material litigation or arbitration of any Group Company each with amount exceeding 5% of the total revenue of the Group Companies (taken as a whole) in the previous fiscal year;

(h) approval of any transaction with value exceeding the annual budget by no less than 5% of the total revenue of the Group Companies (taken as a whole) in the previous fiscal year; and

(i) the adoption of the consolidated annual budget of the Group Companies, or any deviation from or amendment to such budget which exceeds 15% of the total budget amount.

10. MOST FAVORED NATION.

10.1 Without prejudice to the existing provision in this Agreement or the Restated Articles, with respect to any Senior Preferred Share (as defined below), in the event any Group Company grants, after the date hereof, any Junior Share (as defined below) or its holder with respect to such Junior Share any right, preference, interest, benefit, privilege or protection more favorable (the “Favorable Rights”) than those granted to such Senior Preferred Share (other than those set forth in Article 19 (Protective Provisions) and Article 70 (Directors) of the Restated Articles, in each case as amended from time to time), such Group Company shall concurrently notify each holder of such Senior Preferred Share and grant such Senior Preferred Share or its holder with respect to such Senior Preferred Share, as the case may be, the same or equivalent Favorable Rights, and, each Party hereby agrees and consents to requisite amendment of this Agreement and/or the Restated Articles, as applicable, accordingly to reflect the same. Notwithstanding the foregoing, for the avoidance of doubt, the holders of the Junior Shares shall not be entitled to the rights, interests, benefits, privileges and/or protections more favorable than those granted to such Junior Shares under Article 18 (Redemption) and Article 127 (Liquidation Preference) of the Restated Articles without the prior written consent of all of the holders of relative Senior Preferred Shares.

10.2 For the purpose of this Section 10, “Senior Preferred Share” shall mean a share of Series B-1 Preferred Shares, Series B-2 Preferred Shares, Series B-3 Preferred Shares, Series B-3+ Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, or Series E Preferred Shares, as the case may be, and, a “Junior Share” relative to a Senior Preferred Share shall mean a share of any series of preferred shares junior in preference to such Senior Preferred Share with respect to liquidation preference payment and right to receive redemption payment as set forth in the Restated Articles.

11. RESTRICTION ON INVESTMENT IN COMPETING BUSINESS.

11.1 Each holder of the Preferred Shares separately but not jointly agree that, within five (5) years from July 26, 2019, as long as it holds not less than 1% of the equity securities of the Company (calculated on a fully diluted and an as-converted basis) and the Company has not completed an IPO (including a Qualified IPO (as defined in the Restated Articles)) prior to such date, without the prior written consent of at least the majority of the Founders, such holder shall not invest in a Competing Entity; provided that nothing herein shall prohibit such holder from investing or holding any equity securities of any Competing Entity (a) in which such holder has invested prior to July 26, 2019 (for the avoidance of doubt, including the future investment in such existing Competing Entity); (b) in which the aggregated investment amount of such holder is lower than US$ 10,000,000; (c) whose equity securities are traded on a national or regional stock exchange or on the over-the-counter market; or (d) that such holder does not have the right to appoint or nominate a director on the board of directors of such Competing Entity. “Competing Entity” means, during the twelve-month period before the investment by any holder of the Preferred Shares to such Person, any Person with at least 50% of its revenues or profits generated from developing, manufacturing or sale of self-branding cosmetics and skin-care products within the PRC.

11.2 With respect to each holder of the Preferred Shares, if the Group Companies or the Key Holders breach the Transaction Documents in any material respect, the restrictions on such holder under Section 11.1 above shall automatically and immediately terminate upon occurrence of such breach by the Group Companies or the Key Holders.

11.3 If any holder of the Preferred Shares breaches Section 11.1 above, (i) the right to appoint or nominate an Investor Director or Observer, if applicable, (ii) the information rights under Section 1.1(d) and Section 1.1(f), and (iii) the Inspection Rights of such holder shall automatically and immediately terminate upon occurrence of such breach.

12. GENERAL PROVISIONS.

12.1 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other Party, upon delivery; (b) when sent by facsimile at the number set forth in Exhibit A hereto, upon receipt of confirmation of error-free transmission; (c) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other Party as set forth in Exhibit A; (d) three (3) Business Days after deposit with an international overnight delivery service, postage prepaid, addressed to the Parties as set forth in Exhibit A with next Business Day delivery guaranteed, provided that the sending Party receives a confirmation of delivery from the delivery service provider; or (e) when sent by e-mail, delivery shall be deemed to be effected by transmitting the e-mail to the e-mail address set out in Exhibit A provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient provided that the transmission of the e-mail can be proven conclusively.

Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A Party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 12.1 by giving the other Parties written notice of the new address in the manner set forth above.

12.2 Entire Agreement. This Agreement, the Purchase Agreements and other Transaction Documents (as defined in the Purchase Agreements), together with all the exhibits and schedules hereto and thereto, constitute and contain the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the Parties respecting the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof and thereof (including without limitation to the Prior Shareholders Agreement).

12.3 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the laws of Hong Kong without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the laws of Hong Kong to the rights and duties of the Parties hereunder.

12.4 Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the Parties. In such event, the Parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the Parties’ intent in entering into this Agreement.

12.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the Parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement.

12.6 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the Parties hereto. Notwithstanding anything contrary in this Agreement, this Agreement and the rights and obligations herein may be assigned or transferred by the holders of Preferred Shares to its Affiliates, provided, however, that any holder of Preferred Shares shall not assign or transfer any rights and obligations herein to any Company Competitor without the prior written approval of the Company.

12.7 Interpretation; Captions. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement. Unless otherwise expressly provided herein, all references to Sections, Schedules and Exhibits herein are to Sections, Schedules and Exhibits of this Agreement. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreements.

12.8 Counterparts. This Agreement may be executed and delivered by facsimile or other electronic signature in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.9 Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of Preferred Shares or Ordinary Shares, then, upon the occurrence of any subdivision, combination or share dividend of Preferred Shares or Ordinary Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

12.10 Aggregation of Shares. All Preferred Shares or Ordinary Shares held or acquired by affiliated entities or persons (as defined in Rule 144 under the Securities Act) of a Party shall be aggregated together for the purpose of determining the availability of any rights of such Party under this Agreement.

12.11 Dispute Resolution.

(a) Any dispute, controversy, or claim or difference of any kind whatsoever arising out of, relating to or in connection with this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof, the validity, scope and enforceability of this arbitration provision and any dispute regarding no-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Administered Arbitration Rules (“HKIAC Rules”) in force at the time of the commencement of the arbitration, which rules are deemed to be incorporated by reference into this subsection (a). To the extent that the HKIAC Rules are in conflict with the provisions of this Section 12.11, the provisions of this Section 12.11 shall prevail. The place of arbitration shall be Hong Kong. The arbitration tribunal shall consist of three (3) arbitrators to be appointed according to the HKIAC Rules. The language of the arbitration shall be English.

(b) Notwithstanding anything in this Agreement or in the HKIAC Rules or otherwise, the arbitration tribunal shall not have the power to award injunctive relief or any other equitable remedy of any kind against any Investor unless such award both (x) is expressly appealable to and subject to de novo review by the courts of Hong Kong, and (y) would not, if upheld, have the effect of impairing, restricting, or imposing any conditions on the right or ability of any Investor or any of its respective Affiliates to conduct their respective business operations or to make or dispose of any other investments. The prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

12.12 Shareholders Agreement to Control. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Restated Articles, the terms of this Agreement shall control with respect to each shareholder of the Company only. If appropriate, the Parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Restated Articles so as to eliminate such inconsistency to the fullest extent permissible by law.

12.13 Use of Investor’s Name or Logo. Without the prior written consent of Hillhouse, none of the Parties shall use, publish, reproduce, or refer to the name of Hillhouse, its Affiliates and/or Controlling persons, or the name “Hillhouse”, “高瓴”, “Gaoling”, “Gao Ling”, “Lei Zhang”, “张磊” or any similar name, trademark or logo in any discussion, documents or materials, including without limitation for marketing or other purposes. Without the prior written consent of Banyan, none of the Parties shall use, publish, reproduce, or refer to the name of Banyan, its Affiliates and/or Controlling persons, or the name “Banyan Capital”, “高榕”, “Gaorong”, “banyanvc”, “gaorongvc”, or any similar name, trademark or logo in any discussion, documents or materials, including without limitation for marketing or other purposes. Without the prior written consent of CMC, none of the Parties shall use, publish, reproduce, or refer to the name of CMC, its Affiliates and/or Controlling persons, or the name “CMC”, “CMC Capital”, “CMC Capital Partners”, “China Media Capital”, “CMC Inc.”, “CMC资本”, “华人文化”, “华人文化集团”, “华人文化产业投资基金” or any similar name, trademark or logo in any discussion, documents or materials, including without limitation for marketing or other purposes. Without the prior written consent of VMG, none of the Parties shall use, publish, reproduce, or refer to the name of VMG, its Affiliates and/or Controlling persons, or the name “VMG” or any similar name, trademark or logo in any discussion, documents or materials, including without limitation for marketing or other purposes. Without the prior written consent of Tiger, none of the Parties shall use, publish, reproduce, or refer to the name of Tiger, its Affiliates and/or Controlling persons, or the name “Tiger”, “Tiger Global”, “老虎基金”, “老虎环球” or any similar name, trademark or logo in any discussion, documents or materials, including without limitation for marketing or other purposes. Without the prior written consent of HOPU, none of the Parties shall use, publish, reproduce, or refer to the name of HOPU, its Affiliates and/or Controlling persons, or the name “HOPU”, “HOPU Investments”, “厚朴”, “厚樸”, “方风雷”, “方風雷”, “Fenglei Fang” or any similar name, trademark or logo in any discussion, documents or materials, including without limitation for marketing or other purposes. Without the prior written consent of Boyu, none of the Parties shall use, publish, reproduce, or refer to the name of Boyu, its Affiliates and/or Controlling persons, or the name “Boyu”, “博裕”, “Boyu Capital”, “博裕资本” or any similar name, trademark or logo in any discussion, documents or materials, including without limitation for marketing or other purposes. Without the prior written consent of Longhu, none of the Parties shall use, publish, reproduce, or refer to the name of Longhu, its Affiliates and/or Controlling persons, or the name “龙湖资本”、“龙湖”、“Longfor Capital”、 “Longfor”、“天街” or any similar name, trademark or logo in any discussion, documents or materials, including without limitation for marketing or other purposes. Without the prior written consent of WP, none of the Parties shall use, publish, reproduce, or refer to the name of WP, its Affiliates and/or Controlling persons, or the name “Bowenite”, “Bowenite Gem”, “Warburg Pincus”, “WP”, “华平”, “华平投资” or any similar name, trademark or logo in any discussion, documents or materials, including without limitation for marketing or other purposes. Without the prior written consent of Carlyle, none of the Parties shall use, publish, reproduce, or refer to the name of Carlyle, its Affiliates and/or Controlling persons, or the name “Carlyle”, “凯雷” or any similar name, trademark or logo in any discussion, documents or materials, including without limitation for marketing or other purposes. Without the prior written consent of LVC, none of the Parties shall use, publish, reproduce, or refer to the name of LVC, its Affiliates and/or Controlling persons, or the name “正心谷”, “LVC”, “Loyal Valley Capital” or any similar name, trademark or logo in any discussion, documents or materials, including without limitation for marketing or other purposes. Without the prior written consent of Hupo, none of the Parties shall use, publish, reproduce, or refer to the name of Hupo, its Affiliates and/or Controlling persons, or the name “琥珀资本”, “Hupo Capital” or any similar name, trademark or logo in any discussion, documents or materials, including without limitation for marketing or other purposes. Without the prior written consent of Hony, none of the Parties shall use, publish, reproduce, or refer to the name of Hony, its Affiliates and/or Controlling persons or the name “Hony”, “弘毅” or any similar name, trademark or logo in any discussion, documents or materials, including without limitation for marketing or other purposes.

12.14 Effect. This Agreement shall take effect upon execution by the Parties.

12.15 New Group Companies. Unless otherwise agreed by the Requisite Investor Directors, with respect to any Group Company that is not a party hereto, upon establishment or acquisition of such Group Company, as applicable, the Key Holders and the Company shall cause such Group Company to enter into a deed of adherence to join this Agreement and other Transaction Documents, as applicable, in substance and form reasonably satisfactory to the Requisite Investor Directors.

12.16 Status of Yellow Bee. Notwithstanding anything to the contrary contained herein, despite that all or part of the equity securities of Yellow Bee may be held or controlled by any Founder or whether there is any other form of arrangement between Yellow Bee and any Founder, Yellow Bee shall for all purposes under the Shareholders Agreement remain as a Series Seed Investor and/or a Series C Investor, as applicable, and not as Founder Holdco or any Affiliates to any Founder. For the avoidance of doubt, Yellow Bee shall be subject to any and all restrictions and limitations applicable to any Series Seed Investor and Series C Investor as provided in the Transaction Documents. HUANG Jinfeng hereby covenants and undertakes to each Investor (other than Yellow Bee) that he shall Control Yellow Bee during the term of this Agreement.

12.17 Independent Nature of Investors’ Obligations. Each Investor’s respective obligations, undertakings, representations, warranties and liabilities under this Agreement shall be several and not joint, and no Investor is responsible in any way for the performance or conduct of any other Investor in connection with the transactions contemplated hereby. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be or shall be deemed to constitute a partnership, association, joint venture, or joint group with respect to the Investors. Each Investor agrees that no other Investor has acted as an agent for such Investor in connection with the transactions contemplated hereby.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

GROUP COMPANIES:

Yatsen Holding Limited

By:	/s/ Jinfeng Huang
Name:	HUANG Jinfeng (黄锦峰)
Title:	Director

Yatsen (HK) Limited

By:	/s/ Jinfeng Huang
Name:	HUANG Jinfeng (黄锦峰)
Title:	Director

Yatsen Holding Limited Series E Financing

Signature Page to Seventh Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

GROUP COMPANIES:

Guangzhou Yatsen Ecommerce Co., Ltd.
(广州逸仙电子商务有限公司 ) (Seal)

By:	/s/ Jinfeng Huang
Name:	HUANG Jinfeng (黄锦峰)
Title:	Legal Representative

Guangzhou Yatsen Cosmetic Co., Ltd.
(广州逸仙化妆品有限公司 ) (Seal)

By:	/s/ Yuwen Chen
Name:	CHEN Yuwen (陈宇文)
Title:	Legal Representative

Huizhi Weimei (Guangzhou) Commercial and Trading Co., Ltd.
(汇智为美（广州）商贸有限公司 ) (Seal)

By:	/s/ Jinfeng Huang
Name:	HUANG Jinfeng (黄锦峰)
Title:	Legal Representative

Perfect Diary Cosmetics (Guangzhou) Co., Ltd.
(完美日记化妆品（广州）有限公司 ) (Seal)

By:	/s/ Jinfeng Huang
Name:	HUANG Jinfeng (黄锦峰)
Title:	Legal Representative

Yatsen Holding Limited Series E Financing

Signature Page to Seventh Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

GROUP COMPANIES:

Guangzhou Yatsen Pet Products Co., Ltd.
(广州逸仙宠物用品有限公司 ) (Seal)

By:	/s/ Yuwen Chen
Name:	CHEN Yuwen (陈宇文)
Title:	Legal Representative

Perfect Diary Technology (Guangzhou) Co., Ltd.
(完美日记科技（广州）有限公司 ) (Seal)

By:	/s/ Jinfeng Huang
Name:	HUANG Jinfeng (黄锦峰)
Title:	Legal Representative

Yiyan (Shanghai) Cosmetics Co., Ltd.
(逸妍（上海）化妆品有限公司 ) (Seal)

By:	/s/ Jianhua Lyu
Name:	LYU Jianhua (吕建华)
Title:	Legal Representative

Guangzhou Yatsen Logistics Co., Ltd.
(广州逸仙物流有限公司 ) (Seal)

By:	/s/ Jianhua Lyu
Name:	LYU Jianhua (吕建华)
Title:	Legal Representative

Yatsen Holding Limited Series E Financing

Signature Page to Seventh Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

GROUP COMPANIES:

Guangzhou Yiyan Cosmetics Co., Ltd.
(广州逸妍化妆品有限公司 ) (Seal)

By:	/s/ Jianhua Lyu
Name:	LYU Jianhua (吕建华)
Title:	Legal Representative

Shanghai Yizi Cosmetics Co., Ltd.
(上海逸姿化妆品有限公司 ) (Seal)

By:	/s/ Jianhua Lyu
Name:	LYU Jianhua (吕建华)
Title:	Legal Representative

Shanghai Yiqing Commercial and Trading Co., Ltd.
(上海逸清商贸有限公司 ) (Seal)

By:	/s/ Jianhua Lyu
Name:	LYU Jianhua (吕建华)
Title:	Legal Representative

Yatsen (Guangzhou) Culture Creative Co., Ltd.
(逸仙（广州）文化创意有限公司 ) (Seal)

By:	/s/ Yuwen Chen
Name:	CHEN Yuwen (陈宇文)
Title:	Legal Representative

Yatsen Holding Limited Series E Financing

Signature Page to Seventh Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

GROUP COMPANIES:

Guangzhou Huisheng Huise Technology Culture Media Co., Ltd.
(广州汇声汇色科技文化传媒有限公司 ) (Seal)

By:	/s/ Jianjun Lyu
Name:	LYU Jianjun (吕建军)
Title:	Legal Representative

Yatsen Holding Limited Series E Financing

Signature Page to Seventh Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

KEY HOLDERS:

/s/ Jinfeng Huang
HUANG Jinfeng (黄锦峰)

/s/ Yuwen Chen
CHEN Yuwen (陈宇文)

/s/ Jianhua Lyu
LYU Jianhua (吕建华)

Slumdunk Holding Limited

By:	/s/ Jinfeng Huang
Name:	HUANG Jinfeng (黄锦峰)
Title:	Director

Maybe Cat Holding Limited

By:	/s/ Yuwen Chen
Name:	CHEN Yuwen (陈宇文)
Title:	Director

Icecrystou Holding Limited

By:	/s/ Jianhua Lyu
Name:	LYU Jianhua (吕建华)
Title:	Director

Yatsen Holding Limited Series E Financing

Signature Page to Seventh Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

EMPLOYEES HOLDCOS:

Allinbeauty Limited

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:

DSbeauty Limited

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:

Yo Show Limited Partnership

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:

Yatsen Holding Limited Series E Financing

Signature Page to Seventh Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTOR:

Zhen Partners Fund IV, L.P.

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:

Zhen Fund COV LLC

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:

Yatsen Holding Limited Series E Financing

Signature Page to Seventh Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTOR:

United Aspect Limited

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:

United Strength York Limited

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:

Yatsen Holding Limited Series E Financing

Signature Page to Seventh Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTOR:

Banyan Partners Fund III, L.P.
By: Banyan Partners III Ltd., its general partner

By:	/s/ Peter Wong
Name:	Peter Wong
Title:	Authorized Signatory

Banyan Partners Fund III-A, L.P.
By: Banyan Partners III Ltd., its general partner

By:	/s/ Peter Wong
Name:	Peter Wong
Title:	Authorized Signatory

Yatsen Holding Limited Series E Financing

Signature Page to Seventh Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTOR:

HH SPR-XIII Holdings Limited

By:	/s/ Colm John O’Connell
Name:	Colm John O’Connell
Title:	Authorized Signatory

HH PDI Holdings Limited

By:	/s/ Colm John O’Connell
Name:	Colm John O’Connell
Title:	Authorized Signatory

HH SUM XXXIVV Holdings Limited

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:

HH SUM XXXVIII Holdings Limited

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:

Yatsen Holding Limited Series E Financing

Signature Page to Seventh Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTOR:

CMC Pandora Holdings Limited

By:	/s/ Chen Xian
Name:	Chen Xian
Title:	Director

Yatsen Holding Limited Series E Financing

Signature Page to Seventh Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTOR:

VMG Partners IV, L.P.

By:	/s/ Mike Mauze
Name:	Mike Mauze
Title:	MD

VMG Partners IV, L.P.

By:	/s/ Robin Tsai
Name:	Robin Tsai
Title:	General Partner

Yatsen Holding Limited Series E Financing

Signature Page to Seventh Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTOR:

VMG Partners Mentors Circle IV, L.P.

By:	/s/ Mike Mauze
Name:	Mike Mauze
Title:	MD

VMG Partners Mentors Circle IV, L.P.

By:	/s/ Robin Tsai
Name:	Robin Tsai
Title:	General Partner

Yatsen Holding Limited Series E Financing

Signature Page to Seventh Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTOR:

Yellow Bee Limited

By:	/s/ Jinfeng Huang
Name:	HUANG Jinfeng (黄锦峰)
Title:	Director

Yatsen Holding Limited Series E Financing

Signature Page to Seventh Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTOR:

Internet Fund V Pte. Ltd.

By:	/s/ Venkatagiri Mudeliar
Name:	Venkatagiri Mudeliar
Title:	Director

Yatsen Holding Limited Series E Financing

Signature Page to Seventh Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTOR:

Passion Marbles Limited

By:	/s/ Yong Leong Chu
Name:	Yong Leong Chu
Title:	Director

Yatsen Holding Limited Series E Financing

Signature Page to Seventh Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTOR:

Green Earth Company Limited

By:	/s/ Gunther Hamm
Name:	Gunther Hamm
Title:	Director

Yatsen Holding Limited Series E Financing

Signature Page to Seventh Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTOR:

LFC INVESTMENT HONG KONG LIMITED

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:

Yatsen Holding Limited Series E Financing

Signature Page to Seventh Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTOR:

Bowenite Gem Investments Ltd

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:

Yatsen Holding Limited Series E Financing

Signature Page to Seventh Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTOR:

CGI IX Investments

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:

Yatsen Holding Limited Series E Financing

Signature Page to Seventh Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTOR:

Loyal Valley Capital Advantage Fund II LP

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:

LVC Beauty LP

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:

Golden Valley Global Limited

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:

Yatsen Holding Limited Series E Financing

Signature Page to Seventh Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTOR:

Perfect Key Global Limited

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:

Yatsen Holding Limited Series E Financing

Signature Page to Seventh Amended and Restated Shareholders Agreement

SCHEDULE I-A

LIST OF PRINCIPAL PRC COMPANIES

SCHEDULE I-B-1

LIST OF KEY HOLDERS

Founder	PRC ID Number	Founder Holdco
HUANG Jinfeng (黄锦峰)	***	Slumdunk Holding Limited, wholly owned by HUANG Jinfeng

LYU Jianhua (吕建华)	***	Icecrystou Holding Limited, wholly owned by LYU Jianhua

CHEN Yuwen (陈宇文)	***	Maybe Cat Holding Limited, wholly owned by CHEN Yuwen

SCHEDULE I-B-2

LIST OF EMPLOYEES HOLDCOS

Allinbeauty Limited

DSbeauty Limited

Yo Show Limited Partnership

SCHEDULE I-C-1

LIST OF SERIES SEED INVESTORS

Zhen Partners Fund IV, L.P.

Internet Fund V Pte. Ltd.

Green Earth Company Limited

Passion Marbles Limited

CMC Pandora Holdings Limited

HH PDI Holdings Limited

LFC INVESTMENT HONG KONG LIMITED

Yellow Bee Limited

Bowenite Gem Investments Ltd

CGI IX Investments

Loyal Valley Capital Advantage Fund II LP

LVC Beauty LP

Golden Valley Global Limited

United Strength York Limited

Perfect Key Global Limited

SCHEDULE I-C-2

LIST OF SERIES A-1 INVESTOR

Zhen Partners Fund IV, L.P.

SCHEDULE I-C-3

LIST OF SERIES A-2 INVESTORS

United Aspect Limited

Zhen Partners Fund IV, L.P.

Internet Fund V Pte. Ltd.

Green Earth Company Limited

Passion Marbles Limited

CMC Pandora Holdings Limited

SCHEDULE I-C-4

LIST OF SERIES B -1 INVESTORS

Banyan Partners Fund III, L.P.

Banyan Partners Fund III-A, L.P.

SCHEDULE I-C-5

LIST OF SERIES B-2 INVESTORS

Banyan Partners Fund III, L.P.

Banyan Partners Fund III-A, L.P.

United Aspect Limited

Zhen Partners Fund IV, L.P.

SCHEDULE I-C-6

LIST OF SERIES B-3 INVESTOR

HH SPR-XIII Holdings Limited

SCHEDULE I-C-7

LIST OF SERIES B-3+ INVESTORS

Banyan Partners Fund III, L.P.

Banyan Partners Fund III-A, L.P.

HH SPR-XIII Holdings Limited

SCHEDULE I-C-8

LIST OF SERIES C INVESTORS

HH PDI Holdings Limited

CMC Pandora Holdings Limited

Zhen Fund COV LLC

VMG Partners IV, L.P.

VMG Partners Mentors Circle IV, L.P. (together with VMG Partners IV, L.P., “VMG”)

Banyan Partners Fund III, L.P.

Banyan Partners Fund III-A, L.P.

Yellow Bee Limited

Green Earth Company Limited

Perfect Key Global Limited

SCHEDULE I-C-9

LIST OF SERIES D INVESTORS

Internet Fund V Pte. Ltd.

Green Earth Company Limited

Passion Marbles Limited

HH PDI Holdings Limited

VMG Partners IV, L.P.

VMG Partners Mentors Circle IV, L.P.

Banyan Partners Fund III, L.P.

Banyan Partners Fund III-A, L.P.

LFC INVESTMENT HONG KONG LIMITED

SCHEDULE I-C-10

LIST OF SERIES E INVESTORS

Bowenite Gem Investments Ltd

CGI IX Investments

Loyal Valley Capital Advantage Fund II LP

LVC Beauty LP

Golden Valley Global Limited

HH SUM XXXIVV Holdings Limited

HH SUM XXXVIII Holdings Limited

Internet Fund V Pte. Ltd.

United Strength York Limited

Passion Marbles Limited

Green Earth Company Limited

CMC Pandora Holdings Limited

LFC INVESTMENT HONG KONG LIMITED

EXHIBIT A

NOTICES

EXHIBIT B

List of Company Competitors